For additional information, contact:
                                            Douglas A. Neis
                                            (414) 905-1100




              THE MARCUS CORPORATION REPORTS FIRST QUARTER RESULTS
              ----------------------------------------------------
                  Earnings from Continuing Operations Up 4.6%;
                Marcus Theatres(R) Again Achieves Record Results

Milwaukee, Wis., September 18, 2003.....The Marcus Corporation (NYSE: MCS) today reported increased revenues and earnings from continuing operations for the first quarter ended August 28, 2003.

Total revenues for the first quarter of fiscal 2004 were $120,795,000, a 1.0% increase from revenues of $119,577,000 for the first quarter of the prior year. Operating income for the first quarter of fiscal 2004 increased 1.9% to $25,641,000, from operating income of $25,155,000 for the comparable prior period. Earnings from continuing operations and net earnings were $12,945,000 or $0.44 per diluted share for the first quarter of fiscal 2004, a 4.6% increase in earnings from continuing operations from $12,371,000 or $0.42 per diluted share for the first quarter of the prior year. Net earnings of $13,587,000 or $0.46 per diluted share for the first quarter of fiscal 2003 included an additional gain on the sale of the company's former KFC restaurants. Continuing operations include The Marcus Corporation's theatre, limited-service lodging and hotels and resorts divisions.

"We are pleased that we were able to increase earnings from continuing operations during a period that continued to be challenging for our two lodging divisions. Our diversity once again proved to be an asset, with Marcus Theatres(R) achieving record results for the quarter," said Stephen H. Marcus, chairman and chief executive officer of The Marcus Corporation.

Marcus Theatres reported record revenues and operating income for the first quarter. "The summer movie season was a little like a roller coaster. We started the summer with two great weeks, went through nine weeks of generally underperforming film product, and then finished the quarter with another two comparatively stronger weeks. In the end, solid hits such as Finding Nemo and Pirates of the Caribbean led the way to another record quarter," said Marcus.

Marcus said the fall and holiday movie line-ups appear strong, with Runaway Jury and Intolerable Cruelty opening in October and The Matrix Revolutions, Master and Commander, Looney Tunes: Back in Action

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and Dr. Seuss' The Cat in the Hat opening in November. Anticipated hits during the upcoming holiday season include The Haunted Mansion and the third installment of Lord of the Rings. "With a broad variety of movies in the pipeline, we are very optimistic about the continued strong performance of our theatre division," said Marcus.

He noted that four new screens under construction at the Marcus Cinema in Menomonee Falls, Wisconsin, are scheduled to open in time for the busy holiday season, increasing this theatre to 16 screens. In addition, the company's fourth UltraScreen(TM) now under construction in Elgin, Illinois, is scheduled to open late in the third quarter of fiscal 2004. The division is also overseeing the construction of a new six-screen theatre in Tomah, Wisconsin, which it will manage for the Ho-Chunk Indian Nation under a long-term contract.

"On the lodging side of our business, we are encouraged by recent signs of improvement in the economy. Although our overall performance during the first quarter continued to be affected by the downturn in business travel, we were able to show a slight improvement in our revenue per available room (RevPAR) in both divisions, and that is a very positive development, particularly in this challenging environment," said Marcus.

"Revenues and operating income for our limited-service lodging division for the first quarter were below the levels for the same period in the prior fiscal year, due in part to slightly lower results from our Woodfield Suites properties and one fewer company-owned Baymont Inn. We remain in a very competitive pricing environment, but we were pleased that the summer ended stronger than it began, which we hope is an indication of continued improvement in demand in the coming months. A bright spot is that our Baymont Inns & Suites increased occupancy and market share for the fifth straight quarter. RevPAR was up 0.8% for the quarter, again outperforming our competitive set in our markets," said Marcus.

"On October 1, we will expand to the West Coast with the opening of our first Baymont Inn & Suites in Ontario, California. This property will establish our presence in the greater Los Angeles market and begin to build brand awareness for Baymont Inns in the nation's second largest market," said Marcus.

Marcus Hotels and Resorts reported slightly increased revenues and flat operating income for the first quarter. RevPAR increased 0.8% in the first quarter. "Excluding our timeshare development in Lake Geneva, Wisconsin, first quarter operating income for the division would have been up nearly 4% over the prior year," said Marcus.

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Marcus added that construction has started on a new destination spa at the company's Miramonte Resort in Indian Wells, California. "The new spa will further enhance the Miramonte's amenities and expand its appeal in the Palm Springs market," said Marcus.

He noted that second quarter results for both of the company's lodging divisions got off to a strong start due to the Harley-Davidson 100th Anniversary Celebration in Milwaukee. "The celebration had a significant impact on all of our Milwaukee-area properties," said Marcus. "We continue to believe that our lodging divisions are well-positioned to benefit as the economy improves and our markets rebound."

Marcus Corporation management will host a conference call today, September 18, 2003, at 3:00 p.m. Central/4:00 p.m. Eastern time to discuss the first quarter results. Interested parties can listen to the call live on the Internet through the investor relations section of the company's Web site: www.marcuscorp.com, or by dialing 1-913-981-5507. Listeners should dial in to the call at least 5 - 10 minutes prior to the start of the call or should go to the Web site at least 15 minutes prior to the call to download and install any necessary audio software. The call will be available for replay through Thursday, September 25, 2003 on the company's Web site or by dialing 1-888-203-1112 and entering the passcode 255972.

Headquartered in Milwaukee, Wis., The Marcus Corporation is a leader in the lodging and entertainment industries. The company's limited-service lodging division operates or franchises 181 Baymont Inns & Suites in 31 states, seven Woodfield Suites in Illinois, Wisconsin, Colorado, Ohio and Texas and one Budgetel Inn in Wisconsin. Marcus Theatres owns or manages 488 screens at 46 locations in Wisconsin, Ohio, Illinois and Minnesota, and one family entertainment center in Wisconsin. Marcus Hotels and Resorts owns or manages 11 hotels and resorts in Wisconsin, California, Minnesota, Missouri and Texas, and one vacation club in Wisconsin. For more information, visit the company's Web site at www.marcuscorp.com.

Certain matters discussed in this Press Release are "forward-looking statements" intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements may generally be identified as such because the context of such statements will include words such as we "believe," "anticipate," "expect" or words of similar import. Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties which could cause results to differ materially from those expected, including, but not limited to, the following: (i) our ability to successfully define and build the Baymont brand within the "limited-service, mid-price without food and beverage" segment of the lodging industry;(ii) the availability, in terms of both quantity and audience appeal, of motion pictures for our theatre division;(iii) the effects of increasing depreciation expenses and pre-opening and start-up costs due to the capital intensive nature of our businesses;(iv) the effects of adverse economic conditions in our markets, particularly with respect to our limited-service lodging and hotels and resorts divisions;(v ) the effects of adverse weather conditions, particularly during the winter in the Midwest and in our other markets;(vi ) the effects on our occupancy and room rates from the relative industry supply of available rooms at comparable lodging facilities in our markets;(vii) the effects of competitive conditions in the markets served by us;(viii) our ability to identify properties to acquire, develop and/or manage and continuing availability of funds for such development; and (ix) the adverse impact on business and consumer spending on travel, leisure and entertainment resulting from terrorist attacks in the United States, the United States' responses thereto and subsequent hostilities. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this Press Release and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

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
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                             THE MARCUS CORPORATION
                       Consolidated Statements of Earnings
                      (in thousands, except per share data)
                                   (Unaudited)


                                                                            13 Weeks Ended
                                                                            --------------
                                                                August 28, 2003         August 29, 2002
                                                                ---------------         ---------------

Revenues:
    Rooms and telephone..............................           $        52,138         $        52,796
    Theatre admissions...............................                    29,961                  29,211
    Theatre concessions..............................                    13,853                  13,692
    Food and beverage................................                     9,760                   9,257
    Other revenues...................................                    15,083                  14,621
                                                                ---------------         ---------------
Total revenues.......................................                   120,795                 119,577

Costs and expenses:
    Rooms and telephone..............................                    21,439                  20,986
    Theatre operations...............................                    23,062                  22,387
    Theatre concessions..............................                     3,082                   3,190
    Food and beverage................................                     7,239                   6,927
    Advertising and marketing........................                     7,815                   7,731
    Administrative...................................                    10,537                  10,330
    Depreciation and amortization....................                    11,308                  11,438
    Rent.............................................                       616                     602
    Property taxes...................................                     4,070                   4,344
    Preopening expenses..............................                       102                       3
    Other operating expenses.........................                     5,884                   6,484
                                                                ---------------         ---------------
Total costs and expenses.............................                    95,154                  94,422
                                                                ---------------         ---------------

Operating income.....................................                    25,641                  25,155

Other income (expense):
    Investment income................................                       475                     622
    Interest expense.................................                    (4,557)                 (5,324)
    Gain on disposition of property and equipment....                         7                     409
                                                                ---------------         ---------------
                                                                         (4,075)                 (4,293)
Earnings from continuing operations
    before income taxes..............................                    21,566                  20,862
Income taxes.........................................                     8,621                   8,491
                                                                ---------------         ---------------
Earnings from continuing operations..................                    12,945                  12,371
                                                                ===============         ===============
Discontinued operations:
    Gain on sale of discontinued operations,
      net of applicable income taxes.................                         -                   1,216
                                                                ---------------         ---------------
Net earnings.........................................           $        12,945         $        13,587

Earnings per share - basic and diluted:
    Continuing operations............................           $          0.44         $          0.42
    Discontinued operations..........................           $             -         $          0.04
                                                                ---------------         ---------------
    Net earnings per share...........................           $          0.44         $          0.46
                                                                ===============         ===============
Weighted Ave. Shares Outstanding:
    Basic............................................                    29,534                  29,333
    Diluted..........................................                    29,686                  29,560

                                     -more-
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Page 5

                             THE MARCUS CORPORATION
                      Condensed Consolidated Balance Sheets
                                 (in thousands)

                                                                  August 28, 2003                    May 29, 2003
                                                                  ---------------                    ------------
                                                                    (Unaudited)                        (Audited)
Assets:
      Cash and cash equivalents................................   $         4,490                    $      6,039
      Accounts and notes receivable............................            22,518                          29,685
      Refundable income taxes..................................                 -                           4,032
      Real estate and development costs........................             6,308                           5,338
      Other current assets.....................................             6,285                           5,771
      Property and equipment - net.............................           653,790                         655,803
      Other assets.............................................            50,050                          48,789
                                                                  ---------------                    ------------
      Total Assets.............................................   $       743,441                    $    755,457
                                                                  ===============                    ============

Liabilities and Shareholders' Equity:
      Accounts and notes payable...............................   $        16,914                    $     22,188
      Income taxes.............................................             5,110                               -
      Taxes other than income taxes............................            15,205                          13,682
      Other current liabilities................................            20,057                          18,110
      Current maturities of long-term debt.....................            45,511                          72,906
      Long-term debt...........................................           202,220                         203,307
      Deferred income taxes....................................            39,279                          38,768
      Deferred compensation and other..........................            17,062                          16,596
      Shareholders' equity.....................................           382,083                         369,900
                                                                  ---------------                    ------------
Total Liabilities and Shareholders' Equity.....................   $       743,441                    $    755,457
                                                                  ===============                    ============



                             THE MARCUS CORPORATION
                    Business Segment Information (Unaudited)
                                 (in thousands)

                                        Limited-
                                        Service                        Hotels/        Corporate
                                        Lodging       Theatres         Resorts          Items           Total
                                        -------       --------         -------          -----           -----
13 Weeks Ended August 28, 2003
Revenues                            $    36,754     $   46,118      $   37,640      $     283     $   120,795
Operating income (loss)                   7,690         12,699           7,068         (1,816)         25,641

13 Weeks Ended August 29, 2002
Revenues                            $    37,449     $   44,262      $   37,458      $     408     $   119,577
Operating income (loss)                   8,558         11,341           7,137         (1,881)         25,155


Corporate items include amounts not allocable to the business segments. Corporate revenues consist principally of rent and the corporate operating loss includes general corporate expenses.



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